EXHIBIT 10.5

CONFIDENTIAL TREATMENT REQUESTED

Confidential portions of this document have been redacted and have been separately filed with the Securities and Exchange Commission.

CONTRACT MANUFACTURING AGREEMENT

GLOBAL MATRECHS, having a principal place of business at Suite 201, 90 Grove Street, Ridgefield, CT 06877 and Dow Corning Corporation, a Michigan corporation having a principal place of business at 2200 W. Salzburg Road, Midland, Michigan 48686-0994 (“Dow Corning”) are entering into this Agreement to set forth the terms and conditions under which DOW CORNING will manufacture the GOODS set forth in Exhibit A, annexed hereto and made a part hereof, for GLOBAL MATRECHS.

A.	TERM AND TERMINATION

This Agreement will be effective August 1, 2006 and shall terminate on December 31, 2008. It may be renewed for consecutive additional one year terms upon at least thirty (30) days advance written notice but may be terminated early in the following circumstances:

1.	By written mutual agreement.

2.	For Cause.

a)
By a party upon ninety (90) days prior written notice to the other party (the “Intent to Terminate Notice”), if, in the opinion of the notifying party, the other party has failed to perform its responsibilities as outlined in this agreement. The Intent to Terminate Notice shall set forth any alleged deficiencies in writing. If the other party fails to cure such deficiencies to the satisfaction of the notifying party within ninety (90) days from the notice thereof, this agreement shall terminate immediately following notice from the terminating party that this agreement shall terminate as a result of the other party’s failure to remedy the deficiencies set forth in the Intent to Terminate Notice.

3.
In the event of any early termination, DOW CORNING shall stop all work at a mutually agreed time. DOW CORNING shall be paid a percentage of the order price reflecting the percentage of the work performed prior to the notice of termination. Within 90 days after receipt of a termination notice, DOW CORNING shall submit its claim. GLOBAL MATRECHS reserves the right to verify the claim by auditing all relevant records.

B.	GOODS

DOW CORNING will manufacture the Paste A and BCP GOODS using GLOBAL MATRECHS formulations and said GOODS will meet GLOBAL MATRECHS’ specifications. GLOBAL MATRECHS will provide the licensed formulation to DOW CORNING for the manufacture of the GOODS. DOW CORNING will procure Part B GOODS from a qualified source. Part C will be produced by DOW CORNING per DOW CORNING specifications and relabeled for use by GLOBAL MATRECHS. The GOODS are as defined and described in Exhibit A.

C.	PRICE TERMS

The GOODS will be furnished initially at the price(s) and terms set forth in Exhibit A.

D.	FREIGHT TERMS, RISK OF LOSS, TITLE TRANSFER

Freight terms are CIP (Carriage Insurance Paid, Incoterm 2000) to customer destinations in the United States and to GLOBAL MATRECH’S export broker in the United States. If DOW CORNING ships directly to destinations outside the United States, freight terms are EXW (Ex Works, Incoterm 2000).

Risk of loss and title to the GOODS shall transfer upon delivery by DOW CORNING to the carrier at the ship point.

E.	PAYMENT FOR CAPITAL EXPENDITURES

GLOBAL MATRECHS agrees to pay up to $265,000 as partial compensation to DOW CORNING for the capital investment required by DOW CORNING to modify equipment to manufacture the GOODS. Payments will be made as follows: GLOBAL MATRECHS will pay DOW CORNING $125,000 within 30 days of signing this Agreement. DOW CORNING will charge GLOBAL MATRECHS only its costs to implement the modifications, hence upon completion and start-up of the modified equipment. DOW CORNING will either issue an invoice in an amount not to exceed $140.000 or issue a credit to GLOBAL MATRECHS towards future purchases of the GOODS. Upon request of GLOBAL MATRECHS, DOW CORNING will show the detailed costs for the project.

F.	QUANTITIES AND LEAD TIME

DOW CORNING will manufacture GOODS on a make-to-order basis. The lead-time for the manufacture of the GOODS is 8 weeks. Order volume is a minimum of 4 drums of Paste A. The maximum order volume for Paste A is 20 drums per month.

G.	GLOBAL MATRECHS OBLIGATIONS

GLOBAL MATRECHS will pay the Price shown in Exhibit A in connection with each order. GLOBAL MATRECHS will be responsible for addressing any quality complaints with its customers. GLOBAL MATRECTIS will be responsible for giving final review and approval of all label design and verbiage. All customer returns will be the responsibility of GLOBAL MATRECTIS.

GLOBAL MATRECHS will be responsible for providing any technical support for the use of the product to the end customer of the GOODS. GLOBAL MATRECHS will also be responsible for providing technical support, as required by DOW CORNING, to support and facilitate the manufacture or modification of the GOODS.

GLOBAL MATRECHS will be responsible for selling GOODS only to customers located in the United States who are subject to the provisions of the Price Anderson Act and/or who have signed an agreement that includes the clause set forth in Department of Energy Acquisition Regulation 952.250-70 “Nuclear Hazards Indemnity Agreement” or that are otherwise subject to the Price Anderson Act, 42 U.S.C. 2210.

GLOBAL MATRECHS will be responsible for selling GOODS only to those customers located outside the United States in countries that are signatories to the Convention on Third Party Liability in the Field of Nuclear Energy (Paris Convention) or the Convention on Civil Liability for Nuclear Damage (Vienna Convention). In the case of sale of GOODS outside the United States GLOBAL MATRECHS will complete a BIS 711 form and send a copy of the completed document to DOW CORNING.

H.	DOW CORNING PERFORMANCE OBLIGATIONS

DOW CORNING agrees to manufacture the GOODS in accordance with the specifications, included here as Exhibit B. For GOODS that are out of specification. DOW CORNING may blend and/or re-process to meet specifications.

DOW CORNING will provide the resource as reasonably required to assist GLOBAL MATRECHS in the resolution of quality complaints associated with the failure of the GOODS to meet specifications.

DOW CORNING will provide technical support from a silicone chemistry perspective concerning specifications and capabilities of the GOODS, except that Dow Corning will not provide technical support regarding impact of radiation on the GOODS nor any field application or onsite technical support for the GOODS. Technical support activities outside the scope of the obligations set forth in this sub-paragraph will be negotiated on a case by case basis and such activities will be charged at a rate of $200.00 per hour.

DOW CORNING will review each request for modifications of the GOODS and will propose a scope, cost and timeline for such modifications taking into account DOW CORNING's available resources, modification complexity and applicability with existing DOW CORNING manufacturing processes. Prior to implementation of any such modification, DOW CORNING shall secure the written consent of GLOBAL MATRECHS.

I.	QUALITY CONTROL

DOW CORNING has achieved ISO 9002 Registration for Quality in Manufacturing and agrees that it will maintain this status for the term of this Agreement. DOW CORNING agrees to maintain a quality assurance program for testing and inspecting the GOODS and packaging and for certifying compliance with GLOBAL MATRECHS' specifications by issuing a Certificate of Analysis for each Products. DOW CORNING is responsible for lot acceptance testing of the GOODS contract manufactured and will submit a Certificate of Analysis for each lot of GOODS to GLOBAL MATR.ECHS. GLOBAL MATRECHS will be responsible for giving notice to DOW CORNING of GOODS which are out of specification within thirty (30) business days of receipt of the certificate from DOW CORNING.

DOW CORNING will store retained samples of each batch of GOODS manufactured for a minimum of one (1) year.

J.	QUALITY AUDITS

Subject to the signing of appropriate secrecy agreements and reasonable advance notice, DOW CORNING will permit GLOBAL MATRECHS’ and/or its customers to inspect and audit DOW CORNING'S quality control procedures during normal working hours. Not to exceed a reasonable number of times per year.

K.	PACKAGING COMPONENTS

DOW CORNING shall supply all labels and packaging for the GOODS. The label design and content will be subject to the final review and approval by GLOBAL MATRECHS.

L.	TERMS OF PAYMENT

Net due from GLOBAL MATRECHS to DOW CORNING 45 days after receipt of invoice. Finance charges of 1.5% per month (18% per annum) shall be assessed on late payments and will be calculated from the payment due date to the date payment is received. No authorized deductions from invoices are permitted. Failure to pay invoices when due, failure to pay finance charges when assessed, or unauthorized deductions from invoices may result in delayed or cancelled shipments.

M.	HOLD HARMLESS

GLOBAL MATRECHS will. indemnify and defend DOW-CORNING, its directors. officers, employees, agents, representatives, successors and assigns, against any and all suits, actions or proceedings, at law or in equity, and from any and all claims, demands, losses, judgments, damages, costs, expenses (including attorney fees and expenses). or liabilities, including without limitation claims for personal injury, death or property damage, (collectively. “damages”) resulting directly or indirectly from use or handling of the GOODS or any act or omission of GLOBAL MATRECHS in the performance of this Agreement, or GLOBAL MATRECHS' failure or alleged failure to comply with applicable laws and regulations, any warranty or alleged warranty, and/or the sale. transfer or use of the GOODS. The parties shall give each other prompt notice of any claim, lawsuit, government inquiry or investigation which is or may be subject to the indemnity agreement set forth herein and the parties shall fully cooperate in relation to any such matter, including making available documents and witnesses in response to discovery requests or to assist in the defense of any such matter. GLOBAL MATRECHS may at its option and its expense assume the defense of any claim or lawsuit brought against DOW CORNING and subject to this hold harmless, using counsel of reasonable skills selected by GLOBAL MATRECHS which shall be acceptable to DOW CORNING, agreement by DOW CORNING to such counsel not to be unreasonably withheld.

N.	GOVERNMENTAL REGULATIONS/AUDITS

GLOBAL MATRECHS warrants that the marketing, use and transportation of the GOODS will be carried out in full compliance with all applicable national, state and local laws and regulations including health, safety and environmental laws and regulations. Proper disposal of all waste, including shipping containers, is specifically included as part of GLOBAL MATRECHS’ duty under this Agreement and GLOBAL MATRECHS agrees to indemnify DOW CORNING in accordance with paragraph NI (HOLD HARMLESS).

Subject to the reasonable advance notice, DOW CORNING will allow a governmental regulatory body to inspect and audit DOW CORNING's manufacturing procedures during normal working hours. DOW CORNING will absorb the costs (including personnel time) for such audits up to an amount of $20,000 for the first year of this agreement and $10,000 for any subsequent year. GLOBAL MATRECHS shall be responsible for costs in excess of those amounts.

The cost to DOW CORNING of any changes in government regulations affecting the manufacture of the GOODS will be the responsibility of GLOBAL MATRECHS and negotiated on a case by case basis.

O.	EXPORT CONTROL

GLOBAL MATRECHS agrees to be responsible for being knowledgeable as to all laws, regulations. and requirements regarding the export, re-export, resale, shipment, or diversion of GOODS or any other Dow Corning items (whether tangible or intangible. including without limitation commodities, software, technology, and technical data). GLOBAL MATR.ECHS acknowledges that the GOODS listed in Exhibit A may be export controlled under the United States International Traffic in Arms Regulations or Export Administration Regulations. GLOBAL MATRECHS agrees it will not in any form export, re-export, resell, ship or divert or cause to be exported. re-exported, resold. shipped or diverted, directly or indirectly, any product or technical data furnished hereunder to any country, end-use, or end-user that requires an export license or other approval without first obtaining such license or approval. Additionally. GLOBAL MATRECHS agrees to abide by the regulations of the U.S. Office of Foreign Asset Control (OFAC), which administers U.S. trade sanctions and embargoes. As of the date of this amendment. OFAC regulations currently, include without limitation Iran, Cuba. Syria and Sudan.

In the event that GLOBAL MATRECHS requires an export license, GLOBAL MATRECHS agrees to notify DOW CORNING of its intent to apply for such a license, agrees to obtain all necessary export licenses and clearances at its cost, and will furnish a copy of the license to DOW CORNING’s Export Compliance Manager at dce.export@dowcorning.com.

P.	EXCLUSIVITY

GLOBAL MATRECHS agrees that it shall have the GOODS manufactured exclusively by DOW CORNING except, if DOW CORNING does not supply the required quantities of GOODS, GLOBAL MATRECHS may purchase GOODS from third parties only for the duration of the time period in which DOW CORNING is unable to supply such quantities of GOODS and only to the extent that DOW CORNING does not supply the quantity of GOODS requested by GLOBAL MATRECHS.

Q.	EXPRESS WARRANTY AND REMEDY

With respect to the GOODS purchased hereunder, DOW CORNING expressly warrants that the GOODS shall conform to the precise specifications in Exhibit B.

GLOBAL MATRECHS' exclusive remedy and DOW CORNING's sole responsibility for any claim or cause of action arising under this Agreement is expressly limited, at DOW CORNING’S option, to either:

1.	Replacement or refund of the purchase price of the GOODS shown to be other than as warranted, or

2.	Payment not to exceed the purchase price of the specific GOODS subject to the claim.

Any replacement, refund or payment is conditional on GLOBAL MATRECHS giving DOW CORNING notice within 90 days from the date of shipment by DOW CORNING that the GOODS are other than as warranted. Failure by GLOBAL MATRECHS to give this notice within the 90-day period shall constitute a waiver by GLOBAL MATRECHS of all claims under this Agreement with respect to the GOODS.

In no event shall Dow Corning be liable to GLOBAL MATRECHS for any incidental. consequential or punitive damages of any nature, including but not limited to lost profits, lost business or damage to the good will or reputation, whether or not such damages arise out of Dow Corning's negligence.

R.	PATENTS

If any suit is brought against DOW CORNING for infringement of any United States Letters Patent alleging that the (mops, formulations or the methods of contract manufacturing GOODS liar GLOBAL M.ATRECHS infringe any United States or foreign patent. GLOBAL MATRECHS shall, at its own expense, defend and control the suit against these allegations, and shall pay any award of damages assessed against DOW CORNING in the suit to the extent that the damages are awarded in connection specifically with the alleged infringement, provided that the alleged infringement is not based on a deviation by DOW CORNING from the contract manufacturing process as approved by GLOBAL MATRECHS, and further provided that DOW CORNING gives GLOBAL MATRECHS prompt notice in writing of the institution of the suit and, to the full extent of DOW CORNING's power to do so, DOW CORNING permits GLOBAL MATRECHS to defend and control the suit against these allegations. In any event, DOW CORNING shall have the right to be represented by its own counsel, at DOW CORNING's own expense. GLOBAL MATRECHS shall indemnify, defend and hold DOW CORNING harmless against any claim, loss or expense arising out of DOW CORNING's compliance with any specifications furnished by GLOBAL MATRECHS with respect to the GOODS, processing instructions or techniques, and raw materials and packaging components supplied or approved by GLOBAL MATRECHS.

S.	FORCE MAJEURE

In the event of war, fire, flood, strike, labor troubles, breakage of equipment, accident, riot, act of governmental authority, terrorism, Acts of God, or other contingencies beyond the reasonable control of the Parties or, in the event of inability to obtain, on terms reasonably judged by DOW CORNING to be practicable, any raw materials or energy used in connection with the GOODS the quantities affected shall be eliminated from this Agreement without liability, but the other terms of this Agreement shall remain unaffected. DOW CORNING may, during any shortage due to any of the contingencies, allocate its raw materials and finished GOODS in any manner that, in the opinion of DOW CORNING, is fair and reasonable.

In the event information becomes available to DOW CORNING or GLOBAL MATRECHS which indicates a significant increased risk of potentially adverse human or environmental effects associated with the manufacture, sale, use, or disposal of the GOODS, raw materials or intermediates which are used to manufacture the GOODS, either party may terminate this Agreement without penalty or further obligation by providing written notice to the other.

T.	LIABILITY INSURANCE

GLOBAL MATRECHS shall have adequate insurance coverage to protect its business and DOW CORNING’S interests, with at least the following coverage:

-	Statutory Workers Compensation;
-	$100,000 Employers’ Liability
-	$1,000,000 combined single limit Automotive Liability; and
-	$2,000,000 Commercial General Liability (including Contractual Liability).
GLOBAL MATRECHS shall present a Certificate of Insurance, with DOW CORNING listed as the Certificate Holder, indicating the above coverage is met or exceeded.

If requested, DOW CORNING will provide GLOBAL MATRECHS with evidence of DOW CORNING’S Comprehensive General Liability insurance coverage and associated vendor endorsements.

U.	TAXES

Any tax or other government charge now or in the future levied upon the production, sale, use or shipment of GOODS may, at DOW CORNING's option, be added to the cost of the Product.

V.	FAIR LABOR STANDARDS ACT

DOW CORNING hereby certifies that the GOODS to be supplied to GLOBAL MATRECHS under this Agreement will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended, and of regulations and orders of the United States Department of Labor issued under that Act.

W.	RELATIONSHIP OF PARTIES

DOW CORNING and GLOBAL MATRECHS are independent contracting parties and nothing in this Agreement shall make either party the agent or legal representative of the other for any purpose whatsoever, nor does it grant either party any authority to assume or to create any obligation on behalf of or in the name of the other. DOW CORNING shall assume all of the rights, obligations and liabilities applicable to it as an independent contractor; and any provisions of this Agreement which may appear to give GLOBAL MATRECHS the right to direct or supervise DOW CORNING as to the details of doing the work encompassed by this Agreement or to exercise a measure of control over the work shall be deemed to mean that DOW CORNING shall follow the desires of GLOBAL. MATRECHS in the results of the work only..

X.	SEVERABILITY

If any term of this Agreement is invalid or unenforceable under any statute, regulation, ordinance, executive order or other rule of law, such term shall be deemed reformed or deleted, but only to the extent necessary to comply with such statute, regulation, ordinance, order or rule, and the remaining provisions of this purchase order shall remain in full force and effect.

Y.	WAIVER

The failure of either party to insist upon the performance of any term or condition of this agreement, or to exercise any right hereunder, shall not be construed as a waiver of the future performance of any such term or condition or the future exercise of such right.

Z.	GOVERNING LAW; DISPUTES

This Agreement shall be construed and interpreted in accordance with the laws of the State of Michigan. All disputes involving this agreement shall be adjudicated exclusively in the Circuit Court for the county of Bay, State of Michigan, or the U.S. District Court for the Sixth District of Michigan.

AA.	COMMENCEMENT OF SUIT

Suit for breach of this Agreement must be commenced within two years after the cause of action has accrued.

BB.	ENTIRE AGREEMENT

The terms and conditions in this document and the secrecy agreement dated October 10, 2005, which is incorporated by reference as if fully set forth herein, contain the entire agreement between DOW CORNING and GLOBAL MATRECHS with respect to the subject matter hereof. This Agreement supersedes all previous agreements and understandings between DOW CORNING and GLOBAL MATRECHS relating to the manufacture or contract manufacture of the GOODS. Any modification or change to this Agreement must be in writing and signed by both parties.

CC.	NON-ASSIGNMENT

Neither Party shall assign or transfer its rights and duties under this Agreement without the other party's prior written consent, which shall not be unreasonably withheld.

The authorized representatives of GLOBAL MATRECHS and DOW CORNING have executed this Agreement on the dates indicated below.

GLOBAL MATRECHS	DOW CORNING CORPORATION
By: /s/ Michael Sheppard	By: /s/ Douglas K. Wernicke
(Signature)
Michael Sheppard	Douglas K. Wernicke
(Typed Name)	(Typed Name)
Title: President	Title: Global Product Line Manager
Date: August 1, 2006	Date: August 6, 2006

EXHIBIT A

Goods	Quantity(1)	Price (per KG)(1)
NuCap™ BCP	*******	*******
NuCap™ Paste A	*******	*******
NuCap™ Part B	*******	*******
NuCap™ Part C	*******	*******
Diluent (Dow Corning Q1-3563)	*******	*******

DOW CORNING may change the prices no more than once every six months not to exceed a ten percent (10%) increase in a calendar year. DOW CORNING will give GLOBAL MATRECHS at least forty-five (45) days prior written notice of such charge.

Formulation changes may result in an adjustment of the prices listed above. Upon establishing a price for the formulation, the price may only be adjusted as described above.

(1) Confidential material redacted and filed separately with the Securities and Exchange Commission.

EXHIBIT B

SPECIFICATIONS FOR GOODS

We will need a cure QC and must be part of the test and a report shall be submitted to Global for each batch.

Product	LAR Test	Target Range(1)	Specification(1)
NuCap™ BCP	Viscosity, cP	******	*******
	Silanol, %	******	*******
Appearance

	NVC, 3 hrs/150C	******

Conditions of Curing: Mix ********************** (1)

	Tack Free Time	******	*******
	Tensile Strength	******	*******
	Elongation	******	*******

NuCap™ Paste A	Appearance		*******

	Viscosity	******
Conditions of Curing: Mix ********************** (1)
	Specific Gravity		*******
	Tensile Strength	******	*******
	Elongation	******	*******
	Adhesion to Carbon Steel	*****	*******

NuCap™ Part B	N/A	*****	*******

NuCap™ Part C	Appearance	*****	*******

*	*******(1)

(1) Confidential material redacted and filed separately with the Securities and Exchange Commission.

EXHIBIT C

TEST METHODS

Dow Corning will use its standard internal test methods to determine all LAR test results noted in Exhibit B of this agreement. Dow Corning will supply a copy of these test methods upon the request of Global Matrechs.